EXHIBIT 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Phoenix Technologies Ltd. for the year ended September 30, 2002, I, John M. Greeley, Chief Financial Officer of Phoenix Technologies Ltd., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)  such annual report on Form 10-K for the year ended September 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in such annual report on Form 10-K for the year ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Phoenix Technologies Ltd.

November 22, 2002 Date	/S/ JOHN M. GREELEY John M. Greeley Chief Financial Officer